Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-116272

                             PROSPECTUS SUPPLEMENT
                                    Number 3
                                       to
                        Prospectus dated August 12, 2004
                                       of
                     MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

On December 14, 2004, Bruce L. Deichl resigned as Chief Operating Officer, Secretary and a Director of Millennium Biotechnologies Group, Inc., and as Chief Operating Officer and a Director of our wholly-owned subsidiary, Millennium Biotechnologies, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The date of this Prospectus Supplement is December 15, 2004